                                                                     Exhibit 3.5

                             THIRTIETH AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               HOST MARRIOTT, L.P.


                  THIS THIRTIETH AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HOST MARRIOTT, L.P. (this "Thirtieth Amendment"), dated as of February ___, 2002, but effective for all purposes as of December 31, 2001, is entered into by Host Marriott Corporation, a Maryland corporation, as general partner (the "General Partner") of Host Marriott, L.P., a Delaware limited partnership (the "Partnership"), for itself and on behalf of the limited partners of the Partnership (the "Limited Partners").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the General Partner issued shares of its common stock ("Common Stock") pursuant to the exercise of outstanding stock options awarded under the 1997 Host Marriott Corporation and Host Marriott, L.P. Comprehensive Stock and Cash Incentive Plan, as amended (the "Incentive Plan")* in the amounts of 6,252 (on various dates between October 1, 2001 and October 31, 2001, inclusive), 1,195 (on various dates between November 1, 2001 and November 30, 2001, inclusive), and 10,280 (on various dates between December 1, 2001 and December 31, 2001, inclusive), and the General Partner acquired a corresponding number of units of limited partnership interest ("Class A Units") in connection with such issuances;



--------
* In connection with the formation of the Partnership and the contribution by the General Partner of substantially all of its assets to the Partnership, the Partnership agreed to assume and perform all of the obligations of the General Partner to issue shares of Common Stock pursuant to existing outstanding options, warrants and other similar rights (including, without limitation, the conversion rights pursuant to the outstanding QUIPs and the corresponding conversion rights with respect to the QUIPs Debenture and the issuance of shares of Common Stock pursuant to the terms of the Incentive Plan) (the "Host Stock Rights"). All of the shares of Common Stock issued in connection with the Host Stock Rights are issued by the General Partner for the account of the Partnership, with the Partnership in turn issuing to the General Partner a corresponding number of Class A Units. For federal income tax purposes, the Partnership shall be treated as having purchased the shares of Common Stock from the General Partner for cash in an amount equal to the fair market value thereof, with the General Partner then being considered to have paid such cash to the Partnership as an additional capital contribution in exchange for a corresponding number of Class A Units. In the event that a recipient of shares of Common Stock in connection with the Host Stock Rights is required to recognize compensation income for federal income tax purposes, such compensation income shall be deemed to have been paid to such recipient of shares of Common Stock by the Partnership (and not by the General Partner), and the Partnership shall take into account in computing its taxable income any deduction that may arise by reason of the holder's recognition of such compensation income.

         WHEREAS, pursuant to restricted stock agreements under which shares of restricted stock of the General Partner ("Host Restricted Shares") were issued to certain employees of the General Partner under the Incentive Plan, such employees agreed to reinvest any cash dividends received on such Host Restricted Shares in shares of Common Stock;

         WHEREAS, on October 12, 2001, the General Partner paid a cash dividend on its outstanding shares of Common Stock to its shareholders of record on September 28, 2001, and, on or about October 12, 2001, 36,351 shares of Common Stock were issued in connection with the reinvestment of such cash dividends by employees holding Host Restricted Shares, with the General Partner acquiring a corresponding number of Class A Units in connection with such issuance;

         WHEREAS, on various dates between October 1, 2001 and December 31, 2001, the Limited Partners named on Annex A who were former limited partners of the partnerships involved in the Partnership Rollup, pursuant to their Unit Redemption Right, redeemed an aggregate of 62,426 Class A Units of the Partnership, and the General Partner issued to such Limited Partners an equal number of shares of Common Stock in exchange for such Class A Units, which Class A Units are now held by the General Partner;

         WHEREAS, on October 9, 2001, October 30, 2001, November 12, 2001 and November 27, 2001, the Limited Partners named on Annex B who acquired their Class A Units in connection with that certain Contribution Agreement, dated April 16, 1998, among the General Partner, the Partnership and the Contributors named therein (or are transferees of Limited Partners who acquired their Class A Units in connection with such Contribution Agreement), pursuant to their Unit Redemption Right, redeemed an aggregate of 437,648 Class A Units of the Partnership, and the General Partner issued to such Limited Partners an equal number of shares of Common Stock in exchange for such Class A Units, which Class A Units are now held by the General Partner; and

         WHEREAS, pursuant to Section 7.1A of the Partnership Agreement, the General Partner desires to amend and restate Exhibit A to the Partnership Agreement to give effect to the issuance and cancellation, and other changes to the number and ownership, of outstanding Partnership Interests effectuated by the transactions described in the preceding paragraphs.

         NOW, THEREFORE, in consideration for the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:

                  1. Exhibit A. Pursuant to Section 7.1.A of the Partnership
                     ---------
Agreement, the General Partner hereby amends and restates Exhibit A to the
                                                          ---------
Partnership Agreement as set forth in Exhibit A attached hereto to give effect
                                      ---------
to the issuance and cancellation, and other changes to the number and ownership, of Partnership Interests effectuated by the transactions described in the recitals set forth in this Thirtieth Amendment.

                  2. Certain Capitalized Terms. All capitalized terms used
                     -------------------------
herein and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all covenants, terms and conditions of the Partnership Agreement shall remain in full force and effect, which covenants, terms and conditions the General Partner hereby ratifies and affirms.

                   [SIGNATURE PAGE APPEARS ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned has executed this Thirtieth Amendment as of the ___ day of February, 2002, effective for all purposes as of December 31, 2001.

                                            HOST MARRIOTT CORPORATION, as
                                            General Partner of Host Marriott,
                                            L.P.

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                     ANNEX A

                      PUBLIC PARTNERSHIP STOCK REDEMPTIONS



                                                                                              Date of
Name of Limited Partner                                            Partnership               Redemption       No. of Units
-----------------------                                            -----------               ----------       ------------

Polly Jackson                                                      MDAH                       10/15/01            4,116
Huson Jackson                                                      MDAH                       10/15/01            4,116
Estate of Esta R. Benson, Edward R. Benson and Merrill Lynch       POT                        10/15/01             379
Trust Co.
Estate of Bernard S. Gidding                                       MHP1                       10/16/01            6,199
Estate of Bernard S. Gidding                                       MHP2                       10/16/01            8,923
The Salvation Army                                                 POT                        10/30/01             379
Dr. R.C. Dean                                                      MHP2                       11/05/01           17,845
John and Jeanne Mavar                                              MHP2                       11/15/01           17,845
Community Foundation of the Jewish Federation of Orange County     ATL                        11/27/01             708
Charles L. Thomas Jr.                                              DSP                        12/24/01            1,537
Richard and Suzanne Saletan                                        POT                        12/28/01             379
                                                                                                                  ------

                                                                                                 TOTAL            62,426
                                                                                                                  ======

                                     ANNEX B

                          BLACKSTONE STOCK REDEMPTIONS



                                                                    Date of
Name of Limited Partner                                           Redemption            No. of Units
-----------------------                                           ----------            ------------


Blackstone Real Estate Holdings LP                                  10/09/01               65,204
Blackstone Real Estate Holdings II LP                               10/09/01               75,045
Blackstone Real Estate Associates LL LP                             10/09/01               192,170
Blackstone Family Real Estate Partnership LP                        10/30/01                 275
Blackstone Real Estate Management Associates II LP                  10/30/01                 955
BCP 11-Related Segregated Trust Fund                                11/12/01                4,137
Blackstone Family Real Estate Partnership II LP                     11/12/01               33,798
Blackstone Real Estate Management Associates II LP                  11/12/01               10,469
Blackstone Family Real Estate Partnership LP                        11/12/01                6,260
The LCP Group LP                                                    11/27/01               49,335
                                                                                          -------

                                 TOTAL REDEEMED UNITS                                     437,648
                                                                                          =======



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